EXHIBIT 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement (No. 333-164629) on Form S-1 of The Frontier Fund of our report dated March 25, 2011, relating to our audits of the financial statements of the Frontier Trading Company I LLC, Frontier Trading Company II LLC, Frontier Trading Company III LLC, Frontier Trading Company V LLC, Frontier Trading Company VI LLC, Frontier Trading Company VII, LLC, Frontier Trading Company VIII, LLC, Frontier Trading Company IX, LLC, Frontier Trading Company X, LLC, Frontier Trading Company XI, LLC, Frontier Trading Company XII, LLC, Frontier Trading Company XIV, LLC and Frontier Trading Company XV, LLC (collectively, the Trading Companies), which appears in the Annual Report on Form 10-K of The Frontier Fund for the year ended December 31, 2010.

We also consent to the reference to our firm under the captions “Independent Registered Public Accounting Firm” and “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ McGladrey & Pullen, LLP

Denver, Colorado
March 25, 2011